Exhibit 99.1

Allied Motion Technologies Inc. 455 Commerce Drive, Suite 4 Amherst, New York 14228 Phone: 716-242-8634

PRESS RELEASE

Release: October 21, 2013
Contact: Rob Maida or Sue Chiarmonte
FOR IMMEDIATE RELEASE	Stock Symbol: AMOT (NASDAQ Capital Market)

ALLIED MOTION TECHNOLOGIES INC.

COMPLETES GLOBE MOTORS, INC. ACQUISITION

Amherst, NY  —  Allied Motion Technologies Inc. (NASDAQ: AMOT) announced today that, effective Friday, October 18, 2013, it completed the acquisition  of  Globe Motors, Inc. from Safran USA, Inc., on a cash free, debt free basis, for approximately $90 million in cash.

Founded in 1940, Globe Motors employs more than 500 employees worldwide and is headquartered in Dayton, Ohio with additional operations in Dothan, Alabama, Reynosa, Mexico and Oporto, Portugal.  Globe Motors has a well-established and strong industry reputation as a high quality provider of customized and innovative motion solutions to meet the needs of its customers in selected target market segments. Globe Motors recorded revenues of approximately $106 million for the year ended December 31, 2012 and approximately $114 million for the trailing twelve month period ended September 30, 2013. Allied Motion expects to provide unaudited pro-forma earnings for Globe Motors with the release of its 2013 third quarter results currently planned for Tuesday, November 12, 2013. Allied Motion will file audited consolidated financial statements of Globe and its subsidiaries in an amendment to Form 8-K to be filed no later than January 3, 2014.

As stated when the acquisition was announced, “Globe Motors has a solid financial track record that will be accretive to our earnings and will also more than double the size of Allied Motion in terms of revenues”, commented Dick Warzala, President and Chief Executive Officer of Allied Motion. “Strategically, Globe fits very well with our company, as it creates critical mass and expands our global reach while providing the opportunity for us to leverage the combined technology/know-how, sales and marketing channels, material sourcing and production capabilities/footprint of both companies. While there is some overlap in technology and in the customer base, the companies are very complementary to each other and will provide additional market diversification and cross-selling opportunities for the combined entity in the future. We are enthusiastic about the prospects of our company and confident that the utilization of Allied Systematic Tools will lead us to continuous improvements in Quality, Delivery, Cost and Innovation and will create significant value in the future for all stakeholders of both Globe and Allied. Last but not least, we at Allied Motion are excited to have the very professional and experienced management team and employees of Globe join the Allied Team as we continue our journey in providing Motion Solutions That Change the Game and create significant value for our customers in our served market segments.”

About Allied Motion Technologies Inc.

Headquartered in Amherst, New York, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

Cautionary Note Regarding Forward-Looking Statements

Allied Motion makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning: the expected timetable for consummation of the transaction; Globe Motors’ business complementing and expanding Allied Motion’s existing operations and international presence; growth prospects; accretion to earnings and other potential benefits and synergies of the transaction.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction; general economic conditions and conditions affecting the industries in which Allied Motion and Globe Motors operate; the uncertainty of obtaining regulatory approvals; Allied Motion’s ability to successfully integrate Globe Motors’ operations and employees with Allied Motion’s existing business; the ability to realize anticipated growth, synergies and cost savings; and Globe Motors’ performance and maintenance of important business relationships.

Allied Motion makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

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